UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 7, 2024

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

85 New Hampshire Avenue, Suite 150 Portsmouth, New Hampshire	03801
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Stock, $.01 par value per share	IRM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On November 7, 2024, Iron Mountain Incorporated (the “Company”) entered into an amendment to its Credit Agreement (as defined below) to (i) push out the maturity dates of its 2022 Revolving Facility and 2022 Term A Loans by over three years, (ii) remove the credit spread adjustment applicable to the 2022 Revolving Facility and 2022 Term A Loans (but otherwise retained the same interest spreads) and (iii) increase the amount available to be borrowed under the 2022 Revolving Facility by $500 million.

The Company, Iron Mountain Information Management, LLC (“IMIM”), and certain other subsidiaries of the Company entered into an Amendment No. 5 (the “Amendment”), dated as of November 7, 2024, to the Company’s Credit Agreement, dated as of June 27, 2011 (as previously amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein shall have the meanings assigned therefor in the Credit Agreement), by and among, inter alia, the Company, IMIM, the other borrowers party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as the administrative agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian administrative agent. Pursuant to the Amendment, among other things, the Borrowers (a) decreased the interest rate applicable to the 2022 Revolving Loans and the 2022 Term A Loans by removing the credit spread adjustment applicable thereto, (b) extended the maturity date and the Commitment Termination Date applicable to the 2022 Revolving Commitments and the 2022 Revolving Loans, (c) extended the maturity date applicable to the 2022 Term A Loans and (d) increased the aggregate amount of 2022 Revolving Commitments from $2,250,000,000 to $2,750,000,000.

After giving effect to the Amendment, the 2022 Term A Loans and the 2022 Revolving Facility mature on March 18, 2030. The interest rate applicable to the 2022 Term A Loans will be (i) at IMIM’s option, Term SOFR or the base rate plus (ii) an applicable margin which ranges from 1.25% to 1.75% per annum in the case of Term SOFR loans, or 0.25% to 0.75%, in the case of base rate loans, in each case, depending on the Company’s Applicable Leverage Ratio (as defined in the Credit Agreement). The Company is required to make amortization payments with respect to the 2022 Term A Loans in quarterly amounts equal to 1.25% of the aggregate principal amount of the 2022 Term A Loans on the effective date of the Amendment. The interest rate applicable to the 2022 Revolving Loans will be (i) at the applicable borrower’s option, Term SOFR or the base rate (or, in the case of Canadian-denominated loans, Term CORRA or the Canadian prime rate) plus (ii) an applicable margin which ranges from 1.25% to 1.75% in the case of Term SOFR or Term CORRA loans, or 0.25% to 0.75%, in the case of base rate or Canadian prime rate loans, in each case, depending on the Company’s Applicable Leverage Ratio (as defined in the Credit Agreement).

Except as otherwise provided in the Amendment, the other terms applicable to the 2022 Term A Loans and the 2022 Revolving Facility are the same as those applicable to the 2022 Term A Loans and the 2022 Revolving Facility under the Credit Agreement immediately prior to the effectiveness of the Amendment.

Except as amended by the Amendment, the terms of the Credit Agreement remain in full force and effect. All other material provisions of the Credit Agreement remain materially unchanged. As of November 7, 2024, after giving effect to the Amendment and the transactions contemplated therein, the Company had $218,750,000 of outstanding borrowings of 2022 Term A Loans under the Credit Agreement, $1,197,000,000 of outstanding borrowings of 2022 Revolving Loans and $7,898,126.85 of undrawn Letters of Credit (and $1,545,101,873.15 of available 2022 Revolving Commitments) under the Credit Agreement.

The above description of the Amendment is not complete and is subject to and qualified in its entirety by reference to the Amendment and the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this report and incorporated herein by reference. The representations and warranties contained in the Amendment were made only for purposes of that amendment and as of the dates specified therein; were solely for the benefit of certain parties to the Amendment; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties or any description thereof as characterizations of the actual state of facts or condition of the Company, IMIM and its subsidiaries. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Amendment, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1*	Amendment No. 5 to Credit Agreement, dated as of November 7, 2024, among the Company, certain other subsidiaries of the Company party thereto, the lenders and other financial institutions party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent. (Filed herewith)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

*Certain schedules have been omitted pursuant to Item 601(a)(5) or Regulation S-K and will be provided on a supplemental basis to the Securities and Exchange commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Barry Hytinen
Name:	Barry Hytinen
Title:	Executive Vice President and Chief Financial Officer

Date: November 7, 2024